Exhibit 10.1

Framework Agreement on Strategic Cooperation

Party A: JXLuxventure (Hainan) Technology Co., Ltd.

Party B: Hainan Douxing Cultural Media Co. Ltd.

Party A and Party B (hereinafter collectively referred to as “both parties”) plan to build strategic cooperative relations based on the principle of equality, mutual benefit, and complementary advantages through friendly negotiation. Both parties plan to establish a strategic partnership for long-term collaborative development on the basis of mutual benefit and integrating superior resources. Thus, the Framework Agreement on Strategic Cooperation is reached through friendly negotiation (hereinafter referred to as “this Framework Agreement”) by both parties.

I. Cooperation Principle

1. Through the establishment of a close, long-term and friendly strategic cooperation partnership, both parties shall give full play to their respective advantages. To carry out cooperation in cosmetics and skincare products, consumer goods supply chain, cross-border trade and related fields around the world, both parties shall contribute to further increase the overall market share, improve operational efficiency, reduce operating costs, realize resource cooperation, complement each other’s advantages and achieve collaborative development.

2. The basic principles of this Framework Agreement are voluntariness, equality, win-win, mutual benefit and support, collaborative development, adherence to trade secrets and joint market development.

3. Both parties shall give full play to the advantages, improve competitiveness, and jointly explore the market.

4. This Framework Agreement is an agreement that defines the basic principles of cooperation between both parties and shall serve as a guiding document for long-term cooperation between both parties in the future as well as the basis for both parties to sign relevant contracts.

II. Scope of Cooperation

This Framework Agreement includes but is not limited to market in-depth development, customer loyalty program, and technical service cooperation between Party A and Party B in cosmetics and skincare products, consumer goods supply chain, cross-border trade and related fields around the world.

III. Cooperation Content

1. Both parties agree to be long-term strategic partners of each other. Party A is a cross-border merchandise supplier company, Party B is a new media operation agency that has domestic industrial advantages. Both parties agree to reach the cooperation approach as follows: Party B shall, under the same condition, grant Party A an exclusive right to supply cross-broader merchendise, and entrust Party A to be responsible for and track the work related to cross-border business procurement. Under the same conditions, Party A shall give priority to collaborating with Party B for Dou Yin cross-border live broadcasting sales. Both parties agree that the estimated annual purchase quantity is as follows: from the effective date of this contract, the purchased quantity in the first year is about USD 30,000,0000.

2. For different procurement projects, Party A and Party B will sign relevant project contracts based on specific project conditions. Party A shall, based on Party B’s procurement requirements, provide Party B with a detailed quotation list, goods supply and delivery time, logistics clearance, and other services. Party B shall guarantee to complete the relevant work based on the quotation as required by Party A, and make sure that the commodities or services, delivery time, and quality of the commodities or services are in accordance with the provisions of the project contract.

3. Party A and Party B may also choose to share resources and jointly develop new projects and new models based on their resources. Projects jointly developed by both parties shall be supplemented by signing a new cooperation agreement according to the specific situation of the project.

IV. Term of Cooperation

1. Both parties are committed to establishing a long-term strategic cooperative relationship. If either party considers that the other party’s behavior infringes upon its legitimate rights and interests, or for any other appropriate reason, the party may terminate this Framework Agreement by consensus when the party deems it unnecessary or impossible to cooperate. In this situation, neither party shall be liable for any legal liabilities and consequences. Upon the termination of this Framework Agreement, both parties shall immediately stop the external publicity in the name of the other party.

2. If either party intends to terminate this Framework Agreement, the party shall negotiate with the other party at least 30 days in advance.

3. If both parties agree to terminate the Framework Agreement, they shall continue to perform all procurement/sales project contracts signed during the cooperation period until the performance of the project contract is completed, or they can terminate the project contracts upon mutual consent of both parties.

V. Operation Cycle and Profit Distribution Method

1. Party A and the third party company International Global Shopping (Hainan) Cross-border E-commerce Co., LTD signed a relevant supply chain collaboration contract and agreement, this will specify the accounting period and other relevant contents of both parties.

2. Party A entrusts Party B to sell the products. Both parties shall designate the self-broadcast account and the cooperative matrix account and specify the goods that will be sold on Party A’s pallets. Party A shall enjoy 45% of the total net profit of the goods sold as a share except operating expenses (including traffic expenses, anchors’ salary and commission, platform sharing and other operating expenses, hereinafter referred to as “operating expenses”), and the rest shall be owned by Party B. Party B shall bear the operating expenses of the self-broadcast account and the cooperative matrix account.

3. Both parties shall negotiate how to operate that anchors incubate self-broadcast accounts and cooperative matrix accounts of other business segments, as well as derived agency operation business, training business, and entrusted sales business for third parties. Party B shall enjoy 55% of the gross profit as a business share, and the rest shall belong to Party A. If it is required for having a site, Party A shall be responsible for all expenses of site, personnel, and decoration.

4. Party A entrusts Party B to sell its prodcuts, and calculates profits separately according to products batch. If a batch of defective products is unsalable, both parties may negotiate to sell them at a lower price. If party A loses money as a result, Party A shall reduce the proportion based on the actual total marketing profit of this batch of goods. Party B shall, within 120 days upon the arrival of the goods in the designated bonded warehouse, complete the sale of this batch of goods through various channels (including but not limited to Dou Yin live broadcast, JD.com, TMall and other mainstream internet shopping platforms), failing which, Party B shall purchase back all the goods.

VI. Confidentiality Clause

Both parties shall be obliged to keep confidentiality in terms of the business, technical information, and trade secrets of the other party that they gain or hold in the course of business cooperation. The information shall not be disclosed to a third party without the written consent of the other party. If either party breaches the confidentiality clause and leads to losses to the other party, the breaching party shall bear corresponding economic and legal liabilities.

VII. Contact Information

Communication between the parties shall include but is not limited to the following, and other contact information as notified in writing by the parties:

Party A: JXLuxventure (Hainan) Technology Co., Ltd

Address: [Redacted]

Contact person: [Redacted]

E-mail: [Redacted]

Party B: Hainan Douxing Cultural Media Co. LTD

Address: [Redacted]

Contact person: [Redacted]

E-mail: [Redacted]

The parties to this Framework Agreement may send documents to other parties by express delivery, in-person delivery, or E-mail.

VIII. The Force Majeure

In case of force majeure factors (such as natural disasters, war, and significant social changes, etc.) negatively affect the store so that the store cannot normally operate, or the official brand enters into Dou Yin which leads to the purchased products cannot be sold, and prevents any party from performing the agreement, the affected party may suspend the execution of this Framework Agreement, which is not a breach and the liability of both parties is extended accordingly. The affected party shall promptly provide proof of the occurrence of force majeure to the other party, failing which, it shall be deemed that the force majeure has not occurred. If the force majeure event is permanently irrecoverable or its effects cannot be eliminated, the other party has the right to terminate this Framework Agreement. If this Framework Agreement is thus terminated, neither party shall be in breach of this Framework Agreement

IX. Supplementary Articles

1. This Framework Agreement is the basis of the strategic cooperation between both parties. In the condition that both parties subsequently reach new matters or enter into specific contracts for cooperation, or if there is any discrepancy between the terms of the specific contracts and the matters set forth in this Framework Agreement, the subsequent agreements and specific contracts shall prevail.

2. The modification, termination, and other matters not covered herein shall be separately entered into by both parties in a supplementary agreement upon mutual agreement.

3. Disputes in connection with this Framework Agreement shall be settled by both parties through friendly negotiation. If the negotiation fails, the dispute shall be under the jurisdiction of the People’s Court of the place where Party A is located.

4. The Framework Agreement is made in duplicate, with each party holding one copy. The agreement shall come into force after being sealed by both parties and have the same legal effect.

(No text below)

Party A (Seal):

Signed by an authorized representative of the legal person:

Date:

Party B (Seal):

Signed by an authorized representative of the legal person:

Date:

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